UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PATCH INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	87-0393257 (I.R.S. Employer Identification No.)

Suite 1220 - 666 Burrard Street
Vancouver, British Columbia, Canada V6C 2X8

(Address of Principal Executive Offices and Zip Code)

2005 Stock Option Plan
(Full title of the plan)

The President
PATCH INTERNATIONAL INC.
Suite 1220 - 666 Burrard Street
Vancouver, British Columbia, Canada V6C 2X8

(Name and address of agent for service)

604.688.2790
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

David J. Cowan
Lang Michener
Barristers and Solicitors
1500 - 1055 West Georgia Street
Vancouver, British Columbia, Canada, V6C 3H1
Telephone: 604.689.9111

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	900,000(2)	$1.42(1)	$1,278,000(1)	$150.42(1)

(1) The price is estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($1.39 bid; $1.42 ask) of the common stock as reported on the National Association of Securities Dealers Inc.'s Over the Counter Bulletin Board on September 21, 2005.

(2) The 2005 Stock Option Plan authorizes the issuance of a maximum of 900,000 common shares in the capital of Patch International Inc. All of these common shares are being registered under this Form S-8 Registration Statement.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933 (the "Securities Act"), to register 900,000 shares of the common stock of Patch International Inc. ("Patch"), $.001 par value per share, issuable pursuant to the 2005 Stock Option Plan. The stock options will be granted to employees and consultants of Patch as an incentive to ensure that we retain their services and to encourage such individuals to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our shareholders.

Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 515,000 shares of common stock of Patch that constitute "control securities" which have been issued prior to or may be issuable after the filing of this registration statement. The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement as permitted by the rules and regulations of the Securities and Exchange Commission (the "SEC"). Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved and each such statement shall be deemed qualified in its entirety by this reference.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. We do not need to file these documents with the SEC either as part of this registration statement or as a prospectus or prospectus supplement under Rule 424 of the Securities Act. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of section 10(a) of the Securities Act.

REOFFER PROSPECTUS

The date of this reoffer prospectus is September 22, 2005

Patch International Inc.
Suite 1220 - 666 Burrard Street
Vancouver, British Columbia, Canada V6C 2X8

515,000 Shares of Common Stock

This reoffer prospectus relates to 515,000 shares of our common stock that may be offered and resold from time to time by the certain stockholders of Patch as described under the caption "Selling Stockholders." It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the National Association of Securities Dealers Inc.'s Over the Counter Bulletin Board (the "OTC Bulletin Board") on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares of common stock are "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the OTC Bulletin Board under the symbol "PTII" On September 21, 2005, the last reported price of our common stock on such market was $1.40 per share.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

REOFFER PROSPECTUS

Available Information

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

Patch International Inc. files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934 (the "Exchange Act"). You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1228, New York, New York 10007. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this reoffer prospectus, except for any information superseded by information in this registration statement.

The following documents filed by our company with the SEC are incorporated herein by reference:

(a) Amended Annual Report on Form 10-KSB/A filed on September 15, 2005;

(b) All other reports filed pursuant to Section 13 (a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above; and

(c) The description of our company's common stock contained in our Registration Statement on Form 10-SB (SEC file number 000-28305), filed with the Securities and Exchange Commission on December 23, 1999, including all amendments and reports for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this reoffer prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this reoffer prospectus shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE PRESIDENT, PATCH INTERNATIONAL INC., SUITE 1220, 666 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 2X8. OUR TELEPHONE NUMBER IS 604.688.2790.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

Prospectus Summary

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere or incorporated by reference in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section, and the documents and information incorporated by reference into this reoffer prospectus.

Summary of Risk Factors

An investment in our common stock involves a number of risks which should be carefully considered and evaluated. These risks include:

(a) the fact that our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development;

(b) the fact that our ability to continue exploration and, if warranted, development of our properties will be dependent upon our ability to raise significant additional financing;

(c) that fact that we have suffered recurring losses from operations and have no established source of income, and that these circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report issued in connection with our financial statements for the years ended May 31, 2005 and 2004;

(c) the fact that our decision as to whether our properties contain commercial oil and gas deposits and should be brought into production will require substantial funds and depend upon the results of exploration programs and feasibility studies and the recommendations of duly qualified engineers, geologists, or both; and

(d) the fact that exploration for economic reserves of oil and gas is subject to a number of risk factors.

For a more complete discussion of risk factors relevant to an investment in our common stock see the "Risk Factors" section beginning on page 7 of this reoffer prospectus.

Forward Looking Statements

This reoffer prospectus contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this reoffer prospectus, the terms "we," "us," "our," "our Company" and "Patch" mean Patch International Inc., unless otherwise indicated.

Business of our Company

We are a junior oil and gas exploration, development and production company that participates in oil and gas properties through farmout arrangements where a third party acts as operator.

We currently participate in 19 producing wells in Saskatchewan, Canada and have interests in non-producing oil and gas properties in Texas, USA and Alberta, Canada.

We own 11.2 million shares (of which 5.6 million have been declared as a dividend) in Pharmaxis Ltd., a specialty pharmaceutical company listed on the Australian Stock Exchange under the symbol "PXS." These shares are subject to resale restrictions. We intend to use the proceeds from this investment to build our oil and gas assets.

RISK FACTORS

Shares of our common stock are considered highly speculative. Prospective investors should consider carefully the risk factors set out below together with other information in this reoffer prospectus prior to making an investment decision.

Risks Relating to Our Company

Limited Operating History and History of Losses

We have a limited oil and gas operating history and therefore have a limited history of earnings. We started our oil and gas operations with the acquisition of our interest in our current properties. To date, we have incurred substantial net losses. As of May 31, 2005, we had a cumulative deficit of ($1,160,780). Our ability to generate significant revenues is uncertain. In order for us to make a profit, our revenues will need to increase significantly.

Lack of Financial Resources

Our ability to continue exploration and, if warranted, commence development of our properties will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, a portion of our interest in our properties may be lost to exploration partners or our properties may be lost entirely. We have limited financial resources and limited cash flow from operations and we are dependent for funds on our ability to sell our common shares, primarily on a private placement basis.

There can be no assurance that additional funding will be available on terms acceptable to us or at all in light of factors such as the market demand for our securities, the state of financial markets generally and other relevant factors. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of our projects with the possible loss of such properties.

The method of financing employed by us to date results in increased dilution to the existing shareholders each time a private placement is conducted.

Going Concern Qualification

There is substantial doubt about our ability to continue as a going concern due to, inter alia, our continuing operating losses, our working capital deficiency and the accumulated losses we have incurred since inception.

We anticipate that we will require additional equity or debt financing to fund our operations until we become cash-flow positive, which may never occur. We may not be able to obtain such financing on terms acceptable to us, or at all. If adequate funds are not available on acceptable terms when needed, we may be required to delay, scale back or eliminate the development of our operations, or in the most extreme case, terminate operations.

Property Defects

No legal opinion as to the title to any of the properties in which we hold an interest has been obtained. As a result, no assurance can be given that title defects do not exist. If a title defect does exist it is possible that we may lose all or a portion of our interest in properties to which a title defect relates.

Currency Fluctuations

We maintain our accounts in US and Canadian currencies and are therefore subject to currency fluctuations that may materially affect our financial position and results. We do not engage in currency hedging activities.

Dependence on Key Personnel/Employees

We are dependent on a relatively small number of key employees. We do not have key man insurance on any of our employees, and the loss of service of any of our key personnel could have a material adverse effect on our operations or financial condition.

Dependence on Operators

We acquire our interests in oil and gas properties under participation agreements with other companies that act as the operators of the projects. Our right to acquire our interest in such properties is dependent upon the performance of the operator in carrying out the work required for us to earn our interest. Accordingly, we are dependent upon the expertise of such operators in the area of oil and gas exploration and development. True Energy Inc. is the operator of our properties in Saskatchewan, Apex Energy Canada Inc. is the operator for our Alberta property, and PB Energy USA, Inc. is the operator for our Texas property.

Conflicts of Interest

In addition to their interest in our Company, our management currently engages, and intends to engage in the future, in the oil and gas business independently of our Company. As a result, conflicts of interest between us and management of our company might arise.

"Penny Stock" Rules May Restrict the Market for the Company's Shares

Shares of our common stock are subject to rules promulgated by the SEC relating to "penny stocks," which apply to companies whose shares are not traded on a national stock exchange or on the NASDAQ system, trade at less than $5.00 per share, or that do not meet certain other financial requirements specified by the SEC. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell shares of our common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for shares of our common stock.

Possible Volatility of Share Prices

Shares of our common stock are currently publicly traded on the OTC Bulletin Board. The trading price of shares of our common stock has been subject to wide fluctuations. Trading prices of shares of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market historically has experienced sometimes extreme price and volume fluctuations that have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may adversely affect the market price of our shares of common stock, regardless of our operating performance. There can be no assurance that trading prices and price earnings ratios previously experienced by shares of our common stock will be matched or maintained.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

Indemnification of Directors, Officers and Others

Our by-laws contain provisions with respect to the indemnification of our officers and directors against all expenses (including, without limitation, attorneys' fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that the person is one of our officers or directors) incurred by an officer or director in defending any such proceeding to the maximum extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Future Dilution

Our constating documents authorize the issuance of 10,000,000 shares of common stock, each with a par value of $0.001 and 1,000,000 shares of preferred stock, each with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, such issuances will cause a reduction in the proportionate ownership and voting power of existing shareholders who may suffer dilution in their net book value per share, depending on the price at which such securities are sold. Further, such issuances may result in a change in control of our Company.

Anti-Takeover Provisions

We do not currently have a shareholder rights plan or any anti-takeover provisions in our by-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our Company, which may result in a change in our management and directors.

Risks Relating to the Industry

Potential Profitability of Oil and Gas Ventures Depends Upon Factors Beyond the Control of Our Company

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered that impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control, including the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection obligations. The impact of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competitiveness of Oil and Gas Industry

The oil and gas industry is intensely competitive. There is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. We do not hold a significant competitive position in the oil and gas industry.

Fluctuating Price and Demand

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Comprehensive Regulation of Oil and Gas Industry

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. Various permits from government bodies are required for drilling operations to be conducted and no assurance can be given that such permits will be received.

Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry, and compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, environmental standards imposed by federal, provincial, or local authorities may change in a manner that requires stricter or additional standards than those now in effect, a heightened degree of responsibility for companies and their directors and employees and more stringent enforcement of existing laws and regulations, any of which could cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us.

We may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. Our operating partners maintain insurance coverage customary to the industry; however, they may not be fully insured against all environmental risks. Any or all of these situations may have a negative impact on our ability to operate and/or become profitable.

Exploration and Reserve Risk

Exploration, appraisal and development of oil and gas reserves is speculative and involves a significant degree of risk. While the rewards to an investor can be substantial if an economically viable discovery is made, few of the properties that are explored are ultimately developed into producing oil and/or gas wells. There is no guarantee that exploration or appraisal of properties in which we have an interest will lead to a commercial discovery or, if there is a commercial discovery, that we will be able to realize such reserves as intended.

Risks Associated with Drilling

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. The occurrence of any of these may have a material adverse effect on our financial position and operations.

Use of Proceeds

We will not receive any of the proceeds from the sale of any of the 515,000 shares of our common stock by the selling stockholders.

Selling Stockholders

The following table identifies the selling stockholders and sets out the number of shares held by the selling stockholders, and offered for sale by each selling stockholder. The selling stockholders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares. SEC rules require that we assume that the selling stockholders sell all of the shares offered with this reoffer prospectus.

Under the Exchange Act, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders. As of September 9, 2005, there were 5,356,559 common shares in our capital issued and outstanding.
Name	Position in the Company	Number of Shares Beneficially Owned(1)	Number of Shares to be Offered(2)	Number of Shares Owned after the Offering(3)
David Stadnyk	President, CEO and a director	1,268,674	100,000	1,368,674
Winston Cabell	director	140,050	50,000	190,050
George Tsafalas	consultant	0	175,000	175,000
Arun Dey	consultant	0	50,000	50,000
Larry Blonde	consultant	0	20,000	20,000
Robert Grace	consultant	0	50,000	50,000
Tom Mayenknecht	consultant	0	40,000	40,000
Slobodan Vuksanovich	consultant	0	20,000	20,000
Laila Shuvaloff	employee	0	10,000	10,000
Total		1,408,724	515,000	1,923,724

(1) Represents shares owned beneficially by the named individual, including shares that such person has the right to acquire within 60 days of the date of this reoffer prospectus.

(2) Includes shares of our common stock underlying stock option agreements between the each of the selling shareholders whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3) Assumes the sale of all shares offered hereunder, but does not constitute a commitment to sell all or any of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by each selling shareholder at his sole discretion.

The information provided in the table above with respect to the Selling Stockholders has been obtained from each of the selling stockholders. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling stockholders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by each selling stockholder after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.

Plan of Distribution

The selling stockholders may sell the 515,000 common shares for value from time to time under this reoffer prospectus in one or more transactions on the OTC Bulletin Board, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of common stock. Any commission or other fees payable to broker-dealers in connection with the sale of the shares will be borne by the selling stockholder or other party selling such shares. In order to comply with certain states' securities laws, if applicable, the shares may be sold in such jurisdiction only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of eth shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, the selling stockholders may, at the same time, sell any shares of common shares, including the shares, owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus. There is no assurance that the selling stockholders will sell all or any portion of the shares offered.

Experts

The financial statements as of May 31, 2005 and 2004 and for each of the years in the two-year period ended May 31, 2005, are incorporated by reference in this reoffer prospectus as well as the report of Morgan & Company, independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing.

Legal Matters

The validity of the common shares offered by this reoffer prospectus will be passed upon for us and the selling stockholders by Lang Michener LLP, Vancouver, British Columbia, Canada.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the SEC are incorporated herein by reference:

(a) Amended Annual Report on Form 10-KSB/A filed on September 15, 2005;

(b) All other reports filed pursuant to Section 13 (a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above; and

(c) The description of our company's common stock contained in our Registration Statement on Form 10-SB (SEC file number 000-28305), filed with the Securities and Exchange Commission on December 23, 1999, including all amendments and reports for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE PRESIDENT, PATCH INTERNATIONAL INC., SUITE 1220, 666 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 2X8. OUR TELEPHONE NUMBER IS 604.688.2790.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of Nevada Revised Statutes provides as follows with respect to indemnification of directors and officers:

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

When indemnification is discretionary, Section 78.751 of Nevada Revised Statutes provides as follows with respect to the authorization required to carry out the indemnification:

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our bylaws provide that we must indemnify any director or officer of our corporation to the full extent permitted by applicable law as then in effect, against liability arising out of a proceeding to which the individual was made a party because he or she is or was a director or officer of our Company. We will advance expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding, as provided by our bylaws.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1 2005 Stock Option Plan, dated effective August 22, 2005;

4.2 Form of Stock Option Agreement

5 Opinion of Lang, Michener

23.1 Consent of Lang Michener (included in Exhibit 5)

23.2 Consent of Independent Auditor (Morgan & Company)

Item 9. Undertakings.

(a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on September 26, 2005.

PATCH INTERNATIONAL INC.

By: /s/ David Stadnyk
___________________________________________
David Stadnyk, President, Treasurer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David Stadnyk his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By: /s/ David Stadnyk
___________________________________________
David Stadnyk
President, Treasurer and Director

By: /s/ Winston Cabell
___________________________________________

Director